UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
March 27, 2019

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

As reported in City Holding Company’s (the “Company”) Form DEF 14A filed on March 19, 2019, the Company previously advised its independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), that at the direction of the Audit Committee of the Board of Directors (the “Audit Committee”), the Company would be soliciting proposals, including from Ernst & Young, for the provision of auditing services for the year ending December 31, 2019.

(a)	Dismissal of Independent Registered Public Accounting Firm

On March 27, 2019, the Company informed Ernst & Young that the Audit Committee approved their dismissal as the Company’s independent registered public accounting firm upon completion of their review of the Company’s interim financial statements for the quarter ended March 31, 2019.

The reports of Ernst & Young on the Company’s consolidated financial statements for the fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through March 27, 2019, there have been no “disagreements” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2018 and 2017 and through March 27, 2019, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Ernst & Young with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that Ernst & Young furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Ernst & Young agrees with the statements related to them made by the Company in this report. A copy of Ernst & Young’s letter to the SEC dated March 27, 2019 is attached as Exhibit 16.1 to this report.

(b)	Newly Engaged Independent Registered Public Accounting Firm

On March 27, 2019, the Audit Committee of the Board of Directors of City Holding Company (the “Company”) engaged Crowe LLP (“Crowe”) as the Company’s new independent registered public accounting firm for the year ending December 31, 2019 effective immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2019, subject to completion of Crowe’s standard client acceptance procedures and execution of an engagement letter. Except as disclosed below, during the years ended December 31, 2018 and 2017, and the subsequent interim period through March 27, 2019, neither the Company nor anyone on its behalf consulted with Crowe regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Crowe concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (within the meaning of Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively). Previously, in conjunction with the Company’s December 7, 2018 acquisitions of Poage Bankshares, Inc. and Farmers Deposit Bancorp, Inc., the Company engaged Crowe for the Valuation of the Loan Portfolio, Certificates of Deposit, and Core Deposit Customer Relationships Intangible Asset for Poage Bankshares, Inc. and the Valuation of the Loan Portfolio, Certificates of Deposit, and Core Deposit Customer Relationships Intangible Asset for Farmers Deposit Bancorp, Inc.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
16.1	Letter from Ernst & Young LLP dated March 27, 2019

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: March 29, 2019	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Senior Vice President & Chief Financial Officer